                                                                 EXHIBIT 4.8

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                               ARCADIA FINANCIAL LTD.

                                        AND

                           ____________, AS WARRANT AGENT














                                  DEBT SECURITIES
                                 WARRANT AGREEMENT









                      DATED AS OF __________________, ________




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

                                 TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                      ARTICLE I

                        ISSUANCE, EXECUTION AND AUTHENTICATION
                               OF WARRANT CERTIFICATES

SECTION 1.01.  Issuance of Warrant Certificates. . . . . . . . . . . . . .  2
SECTION 1.02.  Form of Warrant Certificates. . . . . . . . . . . . . . . .  2
SECTION 1.03.  Execution and Authentication of Warrant Certificates. . . .  2
SECTION 1.04.  Temporary Warrant Certificates. . . . . . . . . . . . . . .  3
SECTION 1.05.  Payment of Taxes. . . . . . . . . . . . . . . . . . . . . .  3
SECTION 1.06.  Definition of Holder. . . . . . . . . . . . . . . . . . . .  3

                                      ARTICLE II

                             WARRANT PRICE, DURATION AND
                                 EXERCISE OF WARRANTS

SECTION 2.01.  Warrant Price . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION 2.02.  Duration of Warrants. . . . . . . . . . . . . . . . . . . .  4
SECTION 2.03.  Exercise of Warrants. . . . . . . . . . . . . . . . . . . .  4

                                     ARTICLE III
                       [REGISTRATION;] EXCHANGE, TRANSFER AND
                         SUBSTITUTION OF WARRANT CERTIFICATES

SECTION 3.01.  [Registration;] Exchange and Transfer of Warrant
               Certificates. . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 3.02.  Mutilated, Destroyed, Lost or Stolen Warrant Certificates .  6
SECTION 3.03.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . .  6
SECTION 3.04   Cancellation of Warrant Certificates. . . . . . . . . . . .  7

                                      ARTICLE IV

                        OTHER PROVISIONS RELATING TO RIGHTS OF
                           HOLDERS OF WARRANT CERTIFICATES

SECTION 4.01.  No Rights as Holders of Warrant Debt Securities
               Conferred by Warrants or Warrant Certificates . . . . . . .  7
SECTION 4.02.  Holder of Warrant Certificate May Enforce Rights. . . . . .  7

                                      ARTICLE V


                                      i


                             CONCERNING THE WARRANT AGENT

SECTION 5.01.  Warrant Agent . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION 5.02.  Conditions of Warrant Agent's Obligations . . . . . . . . .  8
SECTION 5.03.  Resignation, Removal and Appointment of Successor . . . . .  9

                                      ARTICLE VI

                                    MISCELLANEOUS

SECTION 6.01.  Rights and Duties of Successor Corporation. . . . . . . . .  10
SECTION 6.02.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.03.  Notices and Demands to the Corporation and Warrant
               Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.04   Addresses . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.05.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 6.06.  Delivery of Prospectus. . . . . . . . . . . . . . . . . . .  11
SECTION 6.07.  Obtaining of Governmental Approvals . . . . . . . . . . . .  11
SECTION 6.08.  Persons Having Rights Under Warrant Agreement . . . . . . .  11
SECTION 6.09.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.10   Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 6.11.  Inspection of Agreement . . . . . . . . . . . . . . . . . .  12

Testimonium    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Signatures     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Exhibit A - Form of Warrant Certificate. . . . . . . . . . . . . . . . . .  A-1

                                                                 EXHIBIT 4.8

                                ARCADIA FINANCIAL LTD.
                      FORM OF DEBT SECURITIES WARRANT AGREEMENT

          DEBT SECURITIES WARRANT AGREEMENT, dated as of ___________________, between Arcadia Financial Ltd., a corporation duly incorporated and existing under the laws of the State of Minnesota (the "Company") and _________________, a [corporation] [national banking association]organized and _________________ existing under the laws of ______________________, as
Warrant Agent (herein called the "Warrant Agent").

          WHEREAS, the Company has entered into an indenture dated as of [________________________________________ (the "Senior Indenture"), with
_____________________________, as trustee (such trustee, and any successors to such trustee, herein called the "Senior Trustee"), providing for the issuance from time to time of its unsecured and unsubordinated debt securities, to be issued in one or more series as provided in the Senior Indenture (the "Debt Securities");] __________________________ (the "Subordinated Indenture"), with ___________________________, as trustee (such trustee, and any successors to such trustee, herein called the "Subordinated Trustee"), providing for the issuance from time to time of its subordinated debt securities, to be issued in one or more series as provided in the Subordinated Indenture (the "Debt Securities");]

          WHEREAS, the Company proposes to sell [IF OTHER DEBT SECURITIES AND WARRANTS --title of Debt Securities being offered (the "Other Debt Securities") with] warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant" representing the right to purchase [title of Debt Securities purchasable through exercise of Warrants] (the "Warrant Debt Securities"); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                     ARTICLE I

                     ISSUANCE, EXECUTION AND AUTHENTICATION OF
                                WARRANT CERTIFICATES

          SECTION 1.01. ISSUANCE OF WARRANT CERTIFICATES. [IF WARRANTS ALONE--Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [IF OTHER DEBT SECURITIES AND WARRANTS--Warrant Certificates shall be [initially] issued in units with the Other Debt Securities and shall [not] be separately transferable [before _______________, _____ (the "Detachable Date"). The Warrant Certificate or Certificates included in each such unit shall evidence an aggregate of __________________________ Warrants for each $_______________ principal amount of Other Debt Securities included in such unit.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Debt Securities in the aggregate principal amount of $____________.

          SECTION 1.02. FORM OF WARRANT CERTIFICATES. The Warrant Certificates (including the Form(s) of Exercise [and Assignment] to be set forth on the reverse thereof) shall be in substantially the from set forth in Exhibit A hereto, shall be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

          SECTION 1.03.  EXECUTION AND AUTHENTICATION OF WARRANT
CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, it President or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

          Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding $__________ of Warrant Debt Securities (except as provided in Section 1.04, 2.03(c), 3.01 and 3.02) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, authenticate Warrant Certificates evidencing Warrants representing the right to purchase up to $_________ aggregate principal amount of Warrant Debt Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously authenticated Warrant Certificates [IF REGISTERED WARRANTS--or in connection with their transfer], as hereinafter provided.

          Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

          No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidence thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

          Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

          SECTION 1.04. TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or _______________________], without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

          SECTION 1.05. PAYMENT OF TAXES. The Company will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

          SECTION 1.06. DEFINITION OF HOLDER. The term "Holder" as used herein shall mean [IF OTHER DEBT SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE--, prior to the Detachable Date, the [bearer] [registered owner] of the Other Debt Securities to which such Warrant Certificates was initially attached, and, after such Detachable Date,] [the bearer of such Warrant Certificate] [the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 3.01.]. [IF OTHER DEBT SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE--Prior to the Detachable Date, the Company will, or will cause the registrar of the Other Debt Securities to make available to the Warrant Agent current information as to Holders of the Other Debt Securities.]

                                     ARTICLE II

                            WARRANT PRICE, DURATION AND

                                EXERCISE OF WARRANTS

          SECTION 2.01. WARRANT PRICE/(1)During the period from _____________, __________ through and including _______________________, _______________, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the Warrant Price of ______% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from ______________________, _________].
During the period from _____________________, _____ through and including ______________________, ________, each Warrant shall entitled the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the Warrant Price of _____% of the principal amount thereof
[plus accrued amortization, if any, of the original issue discount of the Warrant] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from __________________, ________]. [In each case, the original issue discount ($_________ for each $1,000 principal amount of Warrant Debt Securities) will be amortized at a ____% annual rate, computed on a[n] [semi-] annual basis [using a 360-day year consisting of twelve 30-day months].] Such Warrant Price of each Warrant is referred to in this Agreement as the "Warrant Price."

          SECTION 2.02. DURATION OF WARRANTS. Any Warrant evidence by a Warrant Certificate may be exercised at any time, as specified herein, on or after [the date thereof] [_____________, ______] and at or before 3:30 p.m., New York
City time, on ________________, ______, (the "Expiration Date"). Each Warrant not exercised at or before such time on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

          SECTION 2.03. EXERCISE OF WARRANTS. (a) During the period specified in
Section 2.02, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by wire transfer in immediately available funds], of the Warrant Price for each Warrant exercised. The date on which payment in full of the Warrant Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Company maintained with it for such purpose and shall advise the Company by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.


- -----------------
(1) Complete and modify the provision of this Section as appropriate to reflect the exact terms of the Warrants and the Warrant Debt Securities.

               (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Company and the Trustee of (i) the number of Warrants so exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Debt Securities to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Company or the Trustee shall reasonably require.

               (c) As soon as practicable after the exercise of any Warrants, the Company shall issue, pursuant to the Indenture, in authorized denominations, to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, the Warrant Debt Securities to which such Holder is entitled in fully registered form, registered in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Company shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver a new Warrant certificate evidencing the number of Warrants remaining unexercised.

               (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Debt Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or delivery any Warrant Debt Securities until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                    ARTICLE III

                      [REGISTRATION;] EXCHANGE, TRANSFER AND
                        SUBSTITUTION OF WARRANT CERTIFICATES


          SECTION 3.01. [REGISTRATION;] EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. [IF REGISTERED WARRANTS--The Warrant Agent shall keep, at its corporate trust office [and at ____________________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfer of outstanding Warrant Certificates.]

          [IF OTHER DEBT SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE--Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Other Debt Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Other Debt Securities. Additionally, on or prior to the Detachable Date, each transfer of an Other Debt Security [on the register of the Other Debt Securities] shall operate also to transfer the Warrant Certificate or Certificates to which such Other Debt Security was initially attached. After the Detachable Date, upon] [IF OTHER DEBT SECURITIES AND WARRANTS WHICH ARE IMMEDIATELY DETACHABLE OR IF WARRANTS ALONE--Upon] current at the corporate trust office of the Warrant Agent [or __________________] of Warrant Certificates properly endorsed [or accompanied by appropriate instruments of transfer] and accompanied by written instructions for [transfer or] exchange, all in form satisfactory to the Company and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates
[IF REGISTERED WARRANTS--or may be transferred in whole or in part]; provided that Warrant Certificates issued in exchange for [or upon transfer of] surrendered Warrant Certificates shall evidence the same aggregate number of Warrants and the Warrant Certificates so surrendered. No service charge shall be made for any exchange [or transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange [or transfer]. Whenever any Warrant certificates are so surrendered for exchange [or transfer], the Company shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange [or transfer] which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of Warrant. All Warrant Certificates issued upon any exchange [or transfer] of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange [or transfer].

          SECTION 3.02. MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and an officer of the Warrant Agent shall manually authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Warrant Agent
(i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request an officer of the Warrant Agent shall manually authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and principal amount and bearing a number not contemporaneously outstanding, upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

          SECTION 3.03. PERSONS DEEMED OWNERS. [IF OTHER DEBT SECURITIES AND WARRANTS WHICH ARE NOT IMMEDIATELY DETACHABLE--Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of any Other Debt Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidence by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date,] [IF REGISTERED WARRANTS--and prior to due presentment of a Warrant Certificate for registration or transfer,] the Company, the Warrant Agent and all other person may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

          SECTION 3.04. CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for exchange [, transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Corporation, be delivered to the Warrant Agent, and [IF WARRANT CERTIFICATES ARE ISSUED IN BEARER FORM--, except as provided bellow,] all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. [IF WARRANT CERTIFICATES ARE ISSUED IN BEARER FORM--Warrant Certificates delivered to the Warrant Agent in exchange for Warrant Certificates of other denominations may be retained by the Warrant Agent for reissue as authorized hereunder.] The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. All cancelled Warrant certificates held by the Warrant Agent shall be destroyed by it unless by written order the Company requests their return to it.

                                     ARTICLE IV

                            OTHER PROVISIONS RELATING TO
                     RIGHTS OF HOLDERS OR WARRANT CERTIFICATES

          SECTION 4.01. NO RIGHTS AS HOLDERS OF WARRANT DEBT SECURITIES CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a Holder of the Warrant Debt Securities, including, without limitation, the right to receive the payment of principal of (or premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants in the Indenture.

          SECTION 4.02. HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Debt Securities or the Holder of any other Warrant Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, his right to exercise the Warrant or Warrants evidenced by this Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.

                                     ARTICLE V

                            CONCERNING THE WARRANT AGENT

          SECTION 5.01. WARRANT AGENT. The Company hereby appoints ___________________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and ____________________ hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

          SECTION 5.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

               (a) COMPENSATION AND INDEMNIFICATION. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the costs land expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder. The obligations of the Company under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

               (b) AGENT FOR THE COMPANY. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

               (c) COUNSEL. The Warrant Agent may consult with counsel, which relay include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (d) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (e) CERTAIN TRANSACTIONS. The Warrant Agent, any of its officers, directors and employees, or any other agent of the Company, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Debt Securities or other obligations of the Company as freely as if it were not such Warrant Agent, officer, director, employee or other agent. Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

               (f) NO LIABILITY FOR INTEREST. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

               (g) NO LIABILITY FOR INVALIDITY. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

               (h) NO RESPONSIBILITY FOR REPRESENTATIONS. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentication thereon), all of which are made solely by the Company.

               (i) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the Warrant Debt Securities or in the case of the receipt of any written demand from a Holder of a Warrant certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
          Section 6.03 hereof, to make any demand upon the Company.

          SECTION 5.03. RESIGNATION, REMOVAL AND APPOINTMENT OF SUCCESSORS.

               (a) The Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

               (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Company, such date shall not be less than [three months] after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date on which the Company expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Company of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of The United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant

          Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 5.03(d).

               (c) In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

               (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

               (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                      ARTICLE VI

                                    MISCELLANEOUS

          SECTION 6.01. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any consolidation, merger or sale, lease or conveyance of all or substantially all of the assets of the Company and upon any assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrant Debt Securities issuable pursuant to the terms hereof. All the Warrant Debt Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Warrant Debt Securities theretofore or thereafter issued in accordance with the terms of this Agreement and the Indenture.

          In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Warrant Debt Securities thereafter to be issued as may be appropriate.

          SECTION 6.02. AMENDMENT. This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 6.03. NOTICES AND DEMANDS TO THE CORPORATION AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 6.04. ADDRESSES. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _______________, Attention: ______________________, and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: ________________, (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

          SECTION 6.05. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

          SECTION 6.06. DELIVERY OF PROSPECTUS. The Company will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Warrant Debt Securities (the "Prospectus"), and the Warrant Agent agrees that, upon the exercise of any Warrant Certificate, the Warrant Agent will deliver to the person designated to receive Warrant Debt Securities prior to or concurrently with the delivery of such Securities, a Prospectus.

          SECTION 6.07. OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, the maintenance of the effectiveness of a registration statement in respect of the Warrant Debt Securities under the Securities Act of 1933), which may be or become required in connection with exercise of the Warrant Certificates and the original issuance and delivery of the Warrant Debt Securities.

          SECTION 6.08. PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

          SECTION 6.09. HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 6.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 6.11. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent [and at for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                         ARCADIA FINANCIAL LTD.


                                         By
                                           ----------------------------------
                                           [Name]
                                           [Title]


                                         ------------------------------------
                                         Warrant Agent


                                         By
                                           ----------------------------------
                                           [Name]
                                           [Title]

                                                                     EXHIBIT A

                             FORM OF WARRANT CERTIFICATE
                           [Face of Warrant Certificate]

[FORM IF WARRANTS ARE ATTACHED     Prior to _________________, this Warrant
TO OTHER SECURITIES AND            Certificate cannot be transferred or
ARE NOT IMMEDIATELY                exchanged unless attached to a [Title
DETACHABLE                         of Other Debt Security]]

[FORM OF LEGEND IF WARRANTS        Prior to _________________, Warrants
ARE NOT IMMEDIATELY                evidenced by this Warrant
EXERCISABLE                        Certificate cannot be exercised.]

                   EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                              AGENT AS PROVIDED HEREIN.

      VOID AFTER 3:30 P.M., NEW YORK CITY TIME, ON _________________, _________

                                ARCADIA FINANCIAL LTD.

                           WARRANT CERTIFICATE REPRESENTING
                                 WARRANTS TO PURCHASE
                          [TITLE OF WARRANT DEBT SECURITIES]

                                _____________________

No. _______________________                                __________ Warrants


     This certifies that [the bearer is the] [________________ or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE --, subject to the bearer qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined]] [registered owner] to purchase, at any time [after 3:30 p.m., New York City time, on ____________________, ____________ and] on or before 3:30 p.m., New York City time, on __________________, _________, $_____________________ principal amount of [Title of Warrant Debt Securities] (the "Warrant Debt Securities") of Arcadia Financial Ltd. (the "Company"), issued or to be issued under the Indenture (as hereinafter defined), on the following basis:(a) [During the period from _________________________, ___________ through and including
__________________, _________, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the Warrant Price of _________% of the principal amount thereof [plus accrued amortization, if any, of the original issue

- -------------------
(a) Complete and modify the following provisions as appropriate to reflect the terms of the Warrants and the Warrant Debt Securities.

discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from ___________________, ________]; during the period from ________________________, __________ through and including __________________,
____, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the Warrant
Price of ________% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from _____________________, _______] [in each case, the original issue discount ($____________________ for each $1,000 principal amount of Warrant Debt Securities) will be amortized at a % annual rate, computed on a[n] [semi-]annual basis [, using a 360 day year consisting of twelve 30 day months] (the "Warrant Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent") [or at ______________________,], at the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined). This Warrant Certificate may be exercised only for the purchase of Warrant Debt Securities in the principal amount of [$1,000] or any integral multiple thereof.

     The term "Holder" as used herein shall mean [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE--, prior to ____________________, ___________ (the "Detachable Date"), the [bearer]
[registered owner] of the Company's [title of Other Debt Securities] to which this Warrant Certificate was initially attached, and after such Detachable Date,] [the bearer of such Warrant Certificate] [the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent Or that purpose pursuant to Section 3.01].

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the [bearer] [registered owner] hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ____________________, __________ (the "Warrant
Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at __________________________].

     The Warrant Debt Securities to be issued and delivered upon the exercise of Warrants evidenced by this Warrant Certificate may be issued under and in accordance with an Indenture, [dated as of ____________________, _________ (the "Senior Indenture"), between the Company and _____________________, as trustee (such trustee, and any successors to such trustee, the "Senior Trustee")] [dated as of

________________________, __________ (the "Subordinated Indenture"), between the Company and _______________________, as trustee (such trustee, and any successors to such trustee, the "Subordinated Trustee")] and will be subject to the terms and provisions contained in the Warrant Debt Securities and in the Indenture. Copies of the [Senior][Subordinated] Indenture, including the form of the Warrant Debt Securities, are on file at the corporate trust office of the Trustee [and at _______________________].

     [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE--Prior to _____________________, _________ (the "Detachable Date"),
this Warrant Certificate may be exchanged or transferred only together with the [title of Other Debt Security] (the "Other Debt Security") to which this Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with, an exchange or transfer of such Other Debt Security. Additionally, on or prior to the Detachable Date, each transfer of such Other Debt Security on the register of the Other Debt Securities shall operate also to transfer this Warrant Certificate. After the Detachable Date, this] [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE--This] Warrant Certificate, and all rights hereunder, may be transferred [IF BEARER WARRANTS--by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes] [IF REGISTERED WARRANTS--when surrendered at the corporate trust office of the Warrant Agent [or __________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing in the manner and subject to the limitations provided in the Warrant Agreement.]

     [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE NOT IMMEDIATELY DETACHABLE--Except as provided in the immediately preceding paragraph, after] [IF WARRANTS ARE ATTACHED TO OTHER SECURITIES AND ARE IMMEDIATELY DETACHABLE OR WARRANTS ALONE--After] authentication by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at __________] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payments of principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Indenture.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        ARCADIA FINANCIAL LTD.

                                        By
                                          -----------------------------------
                                          [Name]
                                          [Title]


                                        -------------------------------------
                                        Warrant Agent


                                        By
                                          -----------------------------------
                                          [Name]
                                          [Title]

                           [Reverse of Warrant Certificate]

                       (Instructions for Exercise of Warrants)

     To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price in full for each of the Warrants exercised, to [Warrant Agent] [address of Warrant Agent], Corporate Trust Department, __________, Attn: __________, which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                                   FORM OF EXERCISE
                     (To be executed upon exercise of Warrants.)

     The undersigned hereby irrevocably elects to exercise ___________________ Warrants, represented by this Warrant Certificate, to purchase $__________________ principal amount of the [Title of Warrant Debt Securities] (the "Warrant Debt Securities") of Arcadia Financial Ltd. and represents that he has tendered payment for such Warrant Debt Securities [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] to the order of Arcadia Financial Ltd., c/o [NAME AND ADDRESS OF WARRANT AGENT], in the amount of $____________________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in fully registered form, in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

     If said principal amount of Warrant Debt Securities is less than all of the Warrant Debt Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                                    Name
      ---------------------------               --------------------------------
                                                        (Please Print)


- ---------------------------------         Address
(Insert Social Security or Other                 -------------------------------
Identifying Number of Holder)
                                          Signature
                                                   -----------------------------

                                                  [IF REGISTERED WARRANT--
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of this
                                                  Warrant Certificate and must
                                                  bear a signature guarantee by
                                                  a bank, trust company or
                                                  member broker of the New York,
                                                  Midwest or Pacific Stock
                                                  Exchange.)]

This Warrant may be exercised at the following addresses:

          By hand at
                             ------------------------------------------------

                             ------------------------------------------------

                             ------------------------------------------------

          By mail at
                             ------------------------------------------------

                             ------------------------------------------------

                             ------------------------------------------------

[Instructions as to form and delivery of Warrant Debt Securities and/or Warrant Certificates -- complete as appropriate.]

                               [IF REGISTERED WARRANT-
                                 FORM OF ASSIGNMENT]

                             (TO BE EXECUTED TO TRANSFER)
                               THE WARRANT CERTIFICATE)

     FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto


- ---------------------------------          Please insert social security or
                                           other identifying number
- ---------------------------------

- ---------------------------------          --------------------------------

(Please print name and
address including zip code)

the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________________________________,
Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:
      ---------------------------          --------------------------------
                                           Signature

                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of this
                                           Warrant Certificate and must bear
                                           a signature guarantee by a bank,
                                           trust company or member broker of
                                           the New York, Midwest or Pacific
                                           Stock Exchange)

Signature Guaranteed:


- -----------------------------